UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 28, 2010

Cross Country Healthcare, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6551 Park of Commerce Blvd., N.W., Boca Raton, FL 33487

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (561) 998-2232

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On May 28, 2010, Cross Country Healthcare, Inc. (the “Company”), entered into a first amendment to its existing credit agreement with the lenders party thereto and Wells Fargo Bank, National Association as Administrative Agent, dated as of November 10, 2005 and amended and restated as of September 9, 2008 (the “Credit Agreement Amendment”).

The Credit Agreement Amendment, among other things, extends the maturity date of the revolving credit facility from November 2010 to September 2013 and reduces the existing revolving credit facility from an aggregate amount available for borrowing from $75 million to $50.0 million. The description of the Credit Agreement Amendment is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which is filed as Exhibit 10.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

Exhibit 10.1	First Amendment to Credit Agreement and Master Amendment to Loan Documents, dated as of May 28, 2010, by and among Cross Country Healthcare, Inc., the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent

Exhibit 99.1	Press Release, dated as of May 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

BY:	/s/ Emil Hensel
Name: Emil Hensel
Title: Chief Financial Officer

Date: May 28, 2010

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